UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2013

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(864) 231-1200

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material definitive Agreement.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on January 28, 2013, the Company entered into a letter agreement (the “Agreement”) with Buxbaum Holdings, Inc., d/b/a Buxbaum Group (“Buxbaum Group”). Pursuant to the Agreement, Buxbaum Group provides certain restructuring and advisory consulting services, including providing the services of Paul Buxbaum to serve as the Company’s Chief Executive Officer, in exchange for a fee of $75,000 per month during the period that commenced on January 16, 2013 and ended (unless extended by mutual agreement) on May 16, 2013 (the “Term”). The description of the Agreement is qualified by reference to the full text of the Agreement, which is incorporated herein by reference. A copy of the Agreement was attached as an Exhibit to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on February 1, 2013. The Term was further extended to June 1, 2013, on the same terms and conditions, pursuant to a letter agreement dated May 15, 2013.

On June 7, 2013, the Company and Buxbaum Group entered into a letter agreement (the “Extension”) to further extend the Term of the Agreement until June 30, 2013 on the same terms and conditions. The foregoing summary of the Extension is qualified by reference to the full text of the Extension, which is incorporated herein by reference. A copy of the Extension is attached hereto as Exhibit 10.1.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of May 31, 2013, by and between Hampshire Group, Limited and Buxbaum Holdings, Inc., d/b/a Buxbaum Group.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ Paul M. Buxbaum
Name: Paul M. Buxbaum
Title: President and Chief Executive Officer

Dated: June 13, 2013

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, dated as of May 31, 2013, by and between Hampshire Group, Limited and Buxbaum Holdings, Inc., d/b/a Buxbaum Group.